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                           STRATEGIC DIAGNOSTICS INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 1996

    The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of special stockholders meeting to be held on December 30, 1996 and appoints Richard C. Birkmeyer and Anne F. Cavanaugh as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote at the special meeting of stockholders of Strategic Diagnostics Inc. ("SDI") to be held on December 30, 1996, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

        Approval and adoption of the Agreement and Plan of Merger dated as of October 11, 1996 (the "Agreement and Plan of Merger") between EnSys Environmental Products, Inc., a Delaware corporation ("EnSys"), and SDI, providing for the merger (the "Merger") of SDI with and into EnSys, with EnSys continuing as the surviving corporation, and the transactions contemplated thereby.

             FOR / /             AGAINST / /             ABSTAIN / /

                          (CONTINUED ON REVERSE SIDE)
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    The Board of Directors recommends a vote FOR the Proposal. This proxy, when properly executed, will be voted as specified above, and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE PROPOSAL.
                                              Dated: ______________________ 1996
                                              ___________________________ (SEAL)
                                                      (SIGNATURE)
                                              ___________________________ (SEAL)
                                                      (SIGNATURE)

                                                 NOTE: Please sign above exactly
                                                 as name appears on the Stock
                                              Certificate. If stock is held in
                                              the name of two or more persons,
                                              all must sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

   PLEASE RETURN YOUR EXECUTED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE.